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                                                                  Exhibit 1.1(b)
                             NUVEEN UNIT TRUST, SERIES 2

                            TRUST INDENTURE AND AGREEMENT

                                 DATED:  AUGUST 6, 1997

    This Trust Indenture and Agreement by and between John Nuveen & Co. Incorporated, as Depositor and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for Nuveen Unit Trust, Series 1 and certain subsequent Series, effective May 29, 1997" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                   WITNESSETH THAT:

In consideration of the promises and of the mutual agreements herein contained, the Depositor and the Trustee, agree as follows:

                                        PART I

                        STANDARD TERMS AND CONDITIONS OF TRUST

    Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                       PART II

                        SPECIAL TERMS AND CONDITIONS OF TRUST

    The following special terms and conditions are hereby agreed to:

         (a) The Securities defined in Section 1.01(1) listed in Schedule A hereto have been deposited in trust under this Trust Indenture and Agreement.

         (b) The fractional undivided interest in and ownership of the Trust Fund represented by each Unit for a Trust on the Initial Date of Deposit is the amount set forth under the captions "Essential Information - Fractional Undivided Interest per Unit" in the Prospectus.

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         (c)  The number of Units created of a Trust are as set forth under the caption "Essential Information - Initial Number of Units" in the Prospectus for each Trust.


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    IN WITNESS WHEREOF, John Nuveen & Co. Incorporated, has caused this Trust
Indenture and Agreement for Nuveen Unit Trust, Series 2 to be executed by its President, one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or its Assistant Secretary and The Chase Manhattan Bank has caused this Trust Indenture and Agreement to be executed by one of its Vice Presidents or Second Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers; all as of the day, month and year first above written.

                                       JOHN NUVEEN & CO. INCORPORATED,
                                                 Depositor

                                       By
                                         ---------------------------------
                                            Authorized Officer

(SEAL)

Attest:

By
  -------------------------------
       Assistant Secretary


                                       THE CHASE MANHATTAN BANK, TRUSTEE

                                       By
                                         ---------------------------------
                                            Second Vice President

(SEAL)

Attest:

By
  ------------------------------
       Assistant Treasurer


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                   SCHEDULE A TO THE TRUST INDENTURE AND AGREEMENT

                            SECURITIES INITIALLY DEPOSITED

                                          IN

                             NUVEEN UNIT TRUST, SERIES 2



(Note: Incorporated herein and made a part hereof is the "Schedule of Investments" as set forth for each Trust in the Prospectus.)


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